UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of `1934

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BioCorRx Inc.
(Name of Registrant As Specified in Charter)

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BioCorRx Inc.
601 N. Parkcenter Drive
Suite 103
Santa Ana, California 92705

Dear Shareholders:

We are writing to advise you that our Board of Directors (the “Board”) and shareholders holding a majority of the outstanding shares of our voting capital stock (the “Majority Holders”) have approved an amendment and restatement of the Articles of Incorporation, filed herewith and incorporated herein by reference (the “Amendment”) to, among other things, create preferred stock.

These actions were approved by written consent on March 12, 2014 by our Board and by the Majority Holders, in accordance with Nevada Revised Statutes. Our directors and the Majority Holders, as of the record date of March 12, 2014, have approved the Amendment as they determined that it was in the best interest of the Company and its shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least ten (10) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about April __, 2014.

For the Board of Directors

By:	/s/ Kent Emry
Kent Emry
Chief Executive Officer

BIOCORRX INC.

601 N. Parkcenter Drive
Suite 103
Santa Ana, California 92705

INFORMATION STATEMENT REGARDING
ACTION TO BE TAKEN BY WRITTEN CONSENT OF
MAJORITY SHAREHOLDERS
IN LIEU OF A SPECIAL MEETING
PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of BioCorRx Inc. (the “Company”) as of March 12, 2014, in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Amendment.

“We,” “us,” “our,” the “Registrant” and the “Company” refers to BioCorRx Inc., a Nevada corporation.

SUMMARY OF CORPORATE ACTIONS

INFORMATION STATEMENT

This Information Statement is furnished to the shareholders of the Company, in connection with our prior receipt of approval by written consent, in lieu of a special meeting, of the holders of a majority of the outstanding shares of our voting capital stock authorizing the Board to adopt the Amendment.

On March 12, 2014, the Company obtained the approval of the Amendment by written consent of the shareholders that are the record owners of 66,685,043, shares of common stock, which represents an aggregate of approximately 51.17% of the voting power as of March 12, 2014. The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of shareholders are: (i) FSP QLD PTY LTD holding of record 4,000,000 shares of common stock (3.08%); (ii) Jorge Andrade Living Trust holding of record 9,252,685 shares of common stock (7.13%); (iii) Premier Aftercare Recovery Services holding of record 10,000,000 shares of common stock (7.70%); (iv) Scott Carley holding of record 6,750,000 shares of common stock (5.20%); (v) Karl Grothe holding of record 2,000,000 shares of common stock (1.54%); (vi) Trinity RX Solutions LLC holding of record 4,672,250 shares of common stock (3.60%); (vii) Brady James Granier holding of record 4,421,900 shares of common stock (3.41%); (viii) Global Finance PTY Ltd. holding of record 11,700,000 shares of common stock (9.01%); (ix) John Carley holding of record 3,500,000 shares of common stock (2.70%); (x) Felix Financial Enterprise LLC holding record of 2,500,000 shares of common stock (1.93%); (xi) Terranautical Global Investments Inc. holding record of 1,500,000 shares of common stock (1.16%); (xii) Tom Welch holding record of 750,000 shares of common stock (0.58%); (xiii) John Dipippo holding record of 1,029,578 shares of common stock (0.79%); (xiv) Mark Tannaz holding record of 492,055 shares of common stock (0.38%); (xv) George N Fallieras holding record of 599,000 shares of common stock (0.46%); (xvi) Michael Welch holding record of 2,000,000 shares of common stock (1.54%); (xvii) Michael Jackel holding record of 500,000 shares of common stock (0.39%); and (xviii) Parrish Witaker holding record of 775,207 shares of common stock (0.60%)

The Amendment cannot be effectuated until ten (10) days after the mailing of this Information Statement and after the filing of the Amendment with the Nevada Secretary of State.

The date on which this Information Statement will be sent to shareholders will be on or about [_____], 2014 and is being furnished to all holders of the common stock of the Company on record as of March 12, 2014.

The Board, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified, and approved the proposed actions by the Board. No other votes are required or necessary.

The Quarterly Report on Form 10-Q for the quarters ended September 30, 2013, June 30, 2013, and March 31, 2013, the Annual Report on Form 10-K for fiscal years ended December 31, 2012, as well as the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 filed by the Company during the past two years with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it.

Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at 714.462.4880. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each shareholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Nevada Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Amendment. The Company’s Articles of Incorporation do not authorize cumulative voting. As of the record date, the Company had 129,843,501 voting shares of common stock issued and outstanding. The consenting shareholders of the shares of common stock are entitled to 66,442,675 votes, which represent approximately 51.17% of the voting rights associated with the Company’s shares of common stock. The consenting shareholders voted in favor of the Amendment described herein in a unanimous written consent dated March 12, 2014.

PROPOSAL I
AMENDMENT AND RESTATEMENT OF THE ARTICLES OF INCORPORATION
TO AUTHORIZE PREFERRED STOCK

General

Our Board and the majority shareholders approved the creation of the Preferred Stock. Upon filing with the Nevada Secretary of State, the Company will authorize eighty thousand (80,000) shares of preferred stock, no par value per share, to be issued in series, and all properties of such Preferred Stock shall be determined by the Board.

Effect of Amendment on Current Shareholders

The shares of Preferred Stock authorized pursuant to the Amendment could be issued, at the discretion of the Board, for any proper corporate purpose, without further action by the shareholders other than as may be required by applicable law. Existing shareholders do not have preemptive rights with respect to future issuance of Preferred Stock by the Company and their interest in the Company could be diluted by such issuance with respect to any of the following: earnings per share, voting, liquidation rights, and book and market value.

The Board will have the power to issue the shares of Preferred Stock in one or more classes or series with such preferences and voting rights as the Board may fix in the resolution providing for the issuance of such shares. The issuance of shares of Preferred Stock could affect the relative rights of the Company's shares of common stock. Depending upon the exact terms, limitations, and relative rights and preferences, if any, of the shares of Preferred Stock as determined by the Board at the time of issuance, the holders of shares of Preferred Stock may be entitled to a higher dividend rate than that paid on the Common Stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution of the Company, redemption rights, and voting rights which would tend to dilute the voting control of the Company by the holders of shares of Common Stock. Depending on the particular terms of any series of the Preferred Stock, holders thereof may have significant voting rights and the right to representation on the Board. In addition, the approval of the holders of shares of Preferred Stock, voting as a class or as a series, may be required for the taking of certain corporate actions, such as mergers.

Purpose of Authorization of Preferred Stock

The Board believes that the authorization of shares of Preferred Stock is desirable because it will provide the Company with increased flexibility of action to meet future working capital and capital expenditure requirements through equity financings without the delay and expense ordinarily attendant on obtaining further shareholder approvals. The Board believes that the authorization of Preferred Stock will improve the Company's ability to attract needed investment capital, as various series of the Preferred Stock may be customized to meet the needs of any particular transaction or market conditions. The Preferred Stock was authorized without any specific rights or preferences. The Preferred Stock may be issued in the discretion of the Board, with such rights and preferences as the Board may determine in its discretion.

Possible Anti-Takeover Effects of Authorization of Preferred Stock

The issuance of shares of Preferred Stock may have the effect of discouraging or thwarting persons seeking to take control of the Company through a tender offer, proxy fight, or otherwise or seeking to bring about removal of incumbent management or a corporate transaction such as a merger. For example, the issuance of shares of Preferred Stock in a public or private sale, merger or in a similar transaction may, depending on the terms of the series of Preferred Stock dilute the interest of a party seeking to take over the Company. Further, the authorized Preferred Stock could be used by the Board for adoption of a shareholder rights plan or “poison pill.”

The Amendment was not proposed in response to, or as a deterrent for, any effort to obtain control of the Company or as an anti-takeover measure, and the Company does not have any specific plans—anti-takeover or otherwise—with respect to these additional authorized but unissued shares. It should be noted that any action taken by the Company to discourage an attempt to acquire control of the Company might result in Shareholders not being able to participate in any possible premiums which might be obtained in the absence of anti-takeover provisions. Any transaction which may be so discouraged or avoided could be a transaction that the Company's shareholders might consider to be in their best interests. However, the Board has a fiduciary duty to act in the best interests of the Company's shareholders at all times.

Effective Time of the Amendment

We intend to file, as soon as practicable on or after the tenth (10th) day after this Information Statement is sent to our shareholders, the Amendment with the Secretary of State of Nevada. The Amendment to our Articles of Incorporation will become effective at the close of business on the date the Amendment is accepted for filing by the Secretary of State of Nevada. It is presently contemplated that such filing will be made approximately ten (10) days from the date that this Information Statement is sent to our shareholders. The text of the Amendment is subject to modification to include such changes as may be required by the Nevada Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under Nevada law, the Company’s shareholders are not entitled to appraisal rights with respect to the Amendment and the Company will not independently provide shareholders with any such right.

No Further Amendment

The Company does not propose or plan to make any further changes or amendments to the Company’s Articles of Incorporation at this time.

BOARD AND SHAREHOLDER APPROVAL

As our directors and holders of approximately 51.17% of our voting power signed a written consent in favor of the Amendment, we are authorized to effect the Amendment. The Amendment will be effective upon the filing of the Amendment with the Secretary of State of the State of Nevada, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to shareholders.

The information contained in this Information Statement constitutes the only notice we will be providing shareholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares

The Company's Articles of Incorporation authorizes the issuance of 200,000,000 shares of common stock, par value $0.001 per share, of which 129,843,501 shares were outstanding on March 12, 2014. All of the outstanding shares of common stock are fully paid and non-assessable.

Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its common stock is Columbia Stock Transfer, 601 Seltice Way, Suite 202, Post Falls, Idaho 83854.

VOTE REQUIRED FOR APPROVAL

In accordance with Section 78.315 and 78.320 of the Nevada Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Board and the written consent of the majority shareholders.

The Board has adopted, ratified, and approved the Amendment. The securities that are entitled to vote approval of the Amendment consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on March 12, 2014, the record date for determining shareholders who are entitled to notice of and to vote.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board fixed the close of business on March 12, 2014 as the record date for the determination of the common shareholders entitled to notice of the action by written consent.

At the record date, the Company had 200,000,000 shares of common stock authorized with a stated par value of $0.001, of which 129,843,501 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board in its discretion, out of funds legally available therefore.

Dividends on the common stock are declared by the Board. Payment of dividends on the common stock in the future, if any, will be subordinate to any preferred stock, must comply with the provisions of the Nevada Revised Statutes and will be determined by the Board. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements, and such other factors as the Board deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 51.17% of the voting power of the Company, as of the record date, have consented to the proposed Amendment. The shareholders have consented to the action required to adopt Proposal One, above. This consent was sufficient, without any further action, to provide the necessary shareholder approval of the action.

IDENTIFICATION OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

All of the Company's directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. The Company's officers are appointed by its Board and hold office until their earlier death, retirement, resignation, or removal.

The Company's current directors and executive officers, their ages and positions held are as follows:

Name	Age	Position with the Company
Dr. Jorge Andrade	41	Chairman of the Board
Neil Muller	54	President and a Director
Kent Emry	46	Chief Executive Officer and a Director
Brady Granier	41	Chief Operating Officer, Secretary and a Director
Lourdes Felix	46	Chief Financial Officer/Treasurer and a Director

Business Experience

The following is a brief account of the education and business experience of each director, executive officer, and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

Dr. Jorge Andrade Jr., Chairman of the Board. Dr. Jorge Andrade Jr. has been the Chairman of the Board since November 22, 2010, the prior Chief Executive Officer and Secretary until September 13, 2013 and the prior Chief Accounting Officer from November 22, 2010 to October 1, 2012. He is also the founder, chief executive officer and president of West Coast Consulting Inc. since 2004. Dr. Andrade is a licensed medical interpreter and co-founder of TM Cube Medical LLC. Dr. Andrade has exceptional knowledge of starting, building and managing small businesses. He is a recognized specialist in implementing systems for small businesses day to day. Dr. Andrade is bilingual and fluent in both Spanish and English; he served on a health advisory board for the Long Beach Head Start Program. As a president of West Consulting Inc., he supervises and manages the interpreting department for Core Medical Management Inc., Pro-Legal Services Inc., and manages the day to day operations of Colgate's BSBF.

Neil Muller, President and Director. Neil Muller has been the President and a member for the Board since November 22, 2010. He has more than twenty years of experience in the field of property development, commercial and residential sales and business management. Mr. Muller graduated a bachelor degree in business management at Sydney University. For the past five years, Mr. Muller has been developing and working with Fresh Start Private Australia alcohol recovery program.

Kent Emry, Chief Executive Officer and Director. Mr. Emry has been the Chief Executive Officer and a member of the Board since September 13, 2013. During the past twelve years, Mr. Emry has been involved in the healthcare industry. Mr. Emry has specialized in identifying and securing financing for the acquisition of troubled skilled nursing and rehabilitation facilities, which may have been in violation of federal regulations with a high probability of being closed. Mr. Emry was able to re-structure these facilities both on a clinical and financial level resulting in a profitable facility. Mr. Emry's vast knowledge of operational systems and his creation and development of policies and procedures has been key to his long term success in the healthcare industry. In addition Mr. Emry has extensive experience in contract negotiations with public, private, federal and state healthcare reimbursement entities including HMOs, Medicare, Medicaid, VA and Military contracting and billing.

Preceding Mr. Emry’s focus on the acquisition and restructuring of troubled healthcare facilities, Mr. Emry owned and operated a marketing company which focused on the healthcare industry. He developed creative and concise marketing strategies that were applicable to the target demographic of his clients. Mr. Emry's campaigns and tactics improved corporate revenues and profits by increasing their number of patients and controlling expenses.

Mr. Emry has al realized success in a number of industries outside of healthcare as well, including food processing and brokerage, construction, development, sales, marketing and property management. Mr. Emry has the ability to quickly identify operational and structural inefficiencies and replace them with systems and policies that enhance productivity and growth resulting in a more profitable business. Management of the Company believes that Mr. Emry's experience will be of great benefit to the stabilization and growth of the Company.

Mr. Emry has a Bachelor’s degree in Healthcare Administration from Oregon State University.

Brady J. Granier, Chief Operating Officer and Director. Mr. Granier has been the Chief Operating Officer/Secretary since June 16, 2013 and a member of the Board since March 7, 2013. Prior to joining BioCorRx Inc., Mr. Granier was involved in sales management, media sales and business development. Mr. Granier was previously employed at Clear Channel Media & Entertainment (“CCME”), where he served in several positions from Account Executive to Director of Business Development and Local Sales Manager. Mr. Granier has also served as the Healthcare Category Manager for the Los Angeles division of CCME, the largest media company in the United States. During his tenure at CCME and other media companies, Mr. Granier worked on marketing campaigns for local businesses and physicians, as well as for National brands such as Neutrogena, New Line Cinema, Paramount Pictures, Samsung, AT&T, Coke, Dr. Pepper, Hansen’s, Honda, MGM, Universal Studios and more. He also managed endorsements on the radio for Ryan Seacrest. In 2006, Mr. Granier received the coveted Pinnacle Award from CCME for being the top sales executive in the Western region. While serving as Director of Business Development, Mr. Granier grew new business by 49% in his first year in that role. Mr. Granier currently acts as Local Sales Manager for 98.7 FM and KIIS FM in Los Angeles. KIIS FM is currently the highest billing local radio station in the United States.

Mr. Granier was born and raised in the heart of Cajun Country in Southeast Louisiana where he starting working at the age of eleven to help support his single mother and younger brother. After graduating with honors from high school, Mr. Granier attended college at Nicholls State University in Thibodaux, LA. Mr. Granier earned his Bachelor of Science Degree in Nursing in 1995 and was a member of Sigma Theta Tau Honor Society and Phi Kappa Theta. During his nursing career, Mr. Granier specialized in the critical care areas of ER/ICU/CCU and CICU. He also moonlighted as a home health nurse, critical care air transport nurse, and TV studio set medic. In 1996, Mr. Granier moved to California as a travel nurse and spent most of his remaining years in healthcare as the charge nurse in the emergency room at White Memorial Hospital in downtown Los Angeles. Mr. Granier continues to reside in the Los Angeles area with his family. Mr. Granier has also been a volunteer with Big Brothers of America.

Lourdes Felix, Chief Financial Officer and Director. Ms. Felix has been the Chief Financial Officer/Treasurer of the Company since October 1, 2012 and a member of the Board since March 7, 2013. Ms. Felix has been instrumental in assisting in capital procurement and implementing an audit committee. Ms. Felix is a corporate finance executive offering over fifteen years of combined experience in public accounting and in the private sector in building, leading, and advising corporations through complex restructurings. She is thoroughly experienced in guiding troubled companies to greater efficiency and profitability. Ms. Felix has acquired expertise in securities laws and knowledge of SOX requirements. She has worked with private and public SEC reporting companies. Ms. Felix was previously the controller for a mid-size public accounting firm for over seven years and was responsible for the operations and financial management of regional offices. Her experience includes a wide variety of industries including advertising, marketing, non-profit organizations, medical practices, mortgage banking, manufacturing and SEC reporting companies. She has assisted companies with documented contributions leading to improved financial performance, heightened productivity, and enhanced internal controls.

Ms. Felix is very active in the Hispanic community and speaks fluent Spanish. Ms. Felix holds a Bachelor of Science degree in Business Management and Accounting from University of Phoenix.

Employment Agreements

As of the date of this Information Statement, we have employment agreements with certain of our executive officers and directors as follows:

•
One year Executive Service Agreement dated February 25, 2013 (the “Felix Executive Service Agreement”) between the Company and its Chief Financial Officer, Lourdes Felix (“Felix”), pursuant to which the parties agreed to certain terms including, but not limited to: (i) Felix will provide certain executive services to the Company commensurate with her executive position as the Chief Financial Officer of the Company; (ii) the Company shall pay to Felix an annual salary of $150,000 and grant 2,000,000 Stock Options; and (iii) Felix shall be eligible to participate in the Executive Management Bonus Plan adopted by the Board effective February 15, 2013 (the “Bonus Plan”), which includes corporate revenue, license revenue and royalty revenue from which the bonus shall be calculated. Effective October 16, 2013 the annual salary for Felix was reduced to $75,000.

•
One year Executive Service Agreement dated February 25, 2013 (the “Muller Executive Service Agreement”) between the Company and its President, Neil Muller (“Muller”), pursuant to which the parties agreed to certain terms including, but not limited to: (i) Muller will provide certain executive services to the Company commensurate with his executive position as the President of the Company; (ii) the Company shall pay to Muller an annual salary of $200,000 and grant 4,000,000 Stock Options; and (iii) Muller shall be eligible to participate in the Executive Management Bonus Plan adopted by the Board effective February 15, 2013 (the “Bonus Plan”), which includes corporate revenue, license revenue and royalty revenue from which the bonus shall be calculated. Effective October 16, 2013. Effective October 16, 2013 the annual salary for Muller was reduced to $75,000.

•
One year Executive Service Agreement dated October 16, 2013 (the “Granier Executive Service Agreement”) between the Company and its Chief Operating Officer, Brady Granier (“Granier”), pursuant to which the parties agreed to certain terms including, but not limited to: (i) Granier will provide certain executive services to the Company commensurate with his executive position as the Chief Operating Officer of the Company; (ii) the Company shall pay to Granier an annual salary of $75,000 and grant 3,000,000 Stock Options; and (iii) Granier shall be eligible to participate in the Executive Management Bonus Plan adopted by the Board effective February 15, 2013 (the “Bonus Plan”), which includes corporate revenue, license revenue and royalty revenue from which the bonus shall be calculated.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

Board Committees and Independence

We are not required to have any independent members of the Board. As we do not have any of the following board committees, the board as a whole carries out the functions of, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

●
being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●
being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●
being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

●
Other: On February 29, 2012 one member of the Board, Jorge Andrade Jr. filed for bankruptcy protection in the United States Bankruptcy Court for the Central Distract of California under Chapter 7 of the United States Bankruptcy Code, as amended, case no. 8:12-bk-12653-TA (“Chapter 7 Bankruptcy”). Under the Chapter 7 Bankruptcy, Dr. Andrade was seeking discharge of most of his debts. On June 18, 2012, the U.S. Bankruptcy court issued Discharge of Debtor Order declaring that Dr. Andrade was granted a discharge under Section 727 of Title 11 of the U.S. Bankruptcy Code.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics and will require that each employee abide by the terms of such Code of Ethics.

Compliance with Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended December 31, 2013.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS
AND FIVE PERCENT SHAREHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of March 12, 2014 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of March 12, 2014, there were 129,843,501 shares of common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners

	Amount and Nature of Beneficial Ownership		Percentage of Beneficial Ownership (1)
Directors and Officers:
Terranautical Global Investment Inc. (Dr. Jorge Andrade Jr.)	1,500,000	(2)	1.16%
Premier Aftercare Recovery Service (Neil Muller)	10,000,000	(3)	7.70%
Kent Emry	6,950,000	(5)	5.35%
The Jorge Andrade Living Trust (Dr. Jorge Andrade Jr.)	9,252,685	(2)	7.13%
Brady Granier	7,421,900	(6)	5.72%
Felix Financial Enterprise LLC (Lourdes Felix)	2,500,000	(4)	1.93%
All executive officers and directors as a group (5 persons)	37,624,585		28.99%

5% or Greater Beneficial Owners:
Scott Carley	6,750,000		5.20%
Global Finance PTY Ltd.	11,700,000		9.01%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Information Statement. As of the date of this Information Statement, there are 129,843,501 shares issued and outstanding.

(2)
This figure consists of: (i) 1,500,000 shares of common stock held of record by Terranautical Global Investment Inc., which is a privately held company of which Mr. Andrade is the sole officer and director and has sole dispositive power; and (ii) 9,252,685 shares of common stock held of record by The Jorge Andrade Living Trust, of which Mr. Andrade is the trustee and has sole dispositive power.

(3)
This figure consists of 10,000,000 shares of common stock held of record by Premier Aftercare Recovery Service, which is a privately held company of which Mr. Mueller is the sole officer and director and has sole dispositive power.

(4)
This figure consists of 2,500,000 shares of common stock held of record by Felix Financial Enterprise LLC, which is a privately held company of which Ms. Felix is the sole member and has sole dispositive power.

(5)
This figure consists of: (i) 950,000 shares of common stock held of record by Mr. Kent Emry; and (ii) 6,000,000 Stock Options to purchase 6,000,000 shares of our common stock at an exercise price of $0.015 per share expiring on September 13, 2018.

(6)
This figure consists of: (i) 4,421,900 shares of common stock held of record by Mr. Brady Granier; and (ii) 3,000,000 Stock Options to purchase 3,000,000 shares of our common stock at an exercise price of $0.015 per share expiring on October 16, 2018.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed Amendment covered by the related resolutions adopted by the Board, which is not shared by all other shareholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: our Quarterly Report on Form 10-Q for quarterly periods ended September 30, 2013, June 30, 2013 and March 31, 2013, our Annual Report on Form 10-K for fiscal year ended December 31, 2012, and our Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2013, June 30, 2013 and March 31, 2013. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

BIOCORRX INC.
601 N. Parkcenter Drive
Suite 103
Santa Ana, California 92705

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this information statement carefully.

By Order of the Board of Directors

Dated: [_____], 2014	By:	/s/ Kent Emry
Kent Emry
Chief Executive Officer and Director

 AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
BIOCORRX INC.

The undersigned, the Chief Executive Officer of BioCorRx Inc., a Nevada corporation, does hereby certify that the following Amended and Restated Articles of Incorporation supersede in their entirety this corporation’s Articles of Incorporation dated and filed with the Nevada Secretary of State on April __, 2014:

Article 1

Name

The name of this corporation (the “Corporation”) is: BioCorRx Inc.

Article 2

Registered Agent

The Corporation’s registered agent in the State of Nevada is InCorpServices, Inc. The address of the Corporation’s registered office in the State of Nevada is 3155 East Patrick Lane – Suite 1, City of Las Vegas, ZIP code 89120.

Article 3

Authorized Stock

This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is Two Hundred Million Eighty Thousand (200,080,000) shares. Two Hundred Million (200,000,000) shares shall be Common Stock, par value of $0.001 per share, and Eighty Thousand (80,000) shares shall be Preferred Stock, no par value.

The Corporation is authorized to have a maximum aggregate of 80,000 shares of Preferred Stock issued.

The Board of Directors is hereby authorized to issue the Preferred Stock.

Article 4

Purpose

The nature of the business or purposes for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the Nevada Revised Statutes (“NRS”).

Article 5

Shareholder Rights

No shareholder of the Corporation shall have any preemptive rights.

No shareholder of the Corporation shall have any cumulative voting rights.

Article 6

Written Action by Less than All Directors

Any action required or permitted to be taken at a meeting of the Board, other than an action requiring shareholder approval under Chapter 78 of the NRS, may be taken by written action of the Board signed by the number of directors that would be required to take the same action at a meeting at which all directors were present.

Article 7

Limited Liability of Directors

A director of the Corporation shall not be personally liable to the Corporation or the shareholders of the Corporation for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) liability based on the payment of an improper dividend or an improper repurchase of the Corporation’s stock under or on the sale of unregistered securities or securities fraud under the NRS; or (iv) liability for any transaction from which the director derived an improper personal benefit. If Chapter 78 of the NRS hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by such statutes, as amended. Any repeal or modification of this Article 7 by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Article 8

Indemnification

8.1           Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity (an “Other Entity”), including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.3, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

8.2           Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article 8 or otherwise.

8.3           Claims. If a claim for indemnification or advancement of expenses under this Article 8 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

8.4           Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 5 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of this Articles of Incorporation, the Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

8.5           Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of an Other Entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such Other Entity.

8.6           Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 8 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

8.7           Other Indemnification and Prepayment of Expenses. This Article 8 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

In Witness Whereof, the undersigned has set his hand to these Amended and Restated Articles of Incorporation on this ______ day of April, 2014.

__________________________________ Kent Emry, Chief Executive Officer